UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 10, 2011

NN, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23486	62-1096725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Waters Edge Drive Johnson City, Tennessee		37604
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (423)743-9151

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17CFT 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFT 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFT 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17CFT 240.13c-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 9, 2011, the Company entered into Amendment No. 1 to Second Amended and Restated Credit Agreement among the Company, certain of its foreign Subsidiaries, a number of lenders and KeyBank National Association (the "Amendment").  The Amendment increases the Total Commitment Amount (as defined in the Amendment) by $25 million for a total commitment of $100 million under the revolving credit facility.

ITEM  2.02  RESULTS OF OPERATIONS AND FINANCIAL CONDITIONS

Published as Exhibit 99.1 is NN Inc.'s press release dated March 10, 2011 regarding the results for the year ended December 31, 2010.

The attached press release includes the following non-GAAP measures:  Net income excluding after-tax restructuring and costs for plant closing, after-tax foreign exchange gain on inter-company loans, after-tax other changes and new program startup costs at Whirlaway.  These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies.  In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles.  We believe that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures.

Our management uses financial information that does not include (a) after-tax restructuring costs for plant closing, (b) after-tax foreign exchange gain on intercompany loans, (c) after-tax other changes and (d) new program startup costs at Whirlaway.

We use these non-GAAP financial measures in making operating decisions because we believe the measures provide meaningful supplemental information regarding our core operational performance.  We use these measures to help make budgeting and spending decisions.  Further, these non-GAAP financial measures facilitate management's internal comparisons to our historical operating results.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

The following exhibit is furnished pursuant to Item 2.02, is not considered "filed" under the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any of the previous or future filings of NN, Inc. under the Securities Act of 1933, as amended, or the Exchange Act.

Exhibit Number         Description of Exhibit

            99.1                Press Release of NN, Inc. dated March 10, 2011.

    99.2                Amendment No. 1 to Second Amended and Restated Credit Agreement among the Company, certain of its foreign Subsidiaries, a number of lenders and KeyBank National Association (the "Amendment").

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NN, INC.

Date: March 10, 2011	By:	/s/ William C. Kelly, Jr.
Name : William C. Kelly Jr.
Title: Vice President and Chief Administrative Officer